Testing the Waters Materials Related to Series #82TAYLOR

From the Rally App:

#82TAYLOR

'82 TOPPS LAWRENCE TAYLOR ROOKIE CARD

THIS INITIAL OFFERING IS COMING SOON!

10
NFC
ALL PRO
TAYLOR
GIANTS

CURRENT VALUE: $13,000

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

DETAILS GALLERY LEGAL

DESCRIPTION OF SERIES 1982 LAWRENCE TAYLOR ROOKIE CARD

Investment Overview

•Upon completion of the Series #82TAYLOR Offering, Series #82TAYLOR will purchase a 1982 Topps #434 Lawrence Taylor Rookie Card graded BGS 10 for Series #82TAYLOR (The “Series 1982 Lawrence Taylor Rookie Card” or the “Underlying Asset” with respect to Series #82TAYLOR, as applicable), the specifications of which are set forth below.

•The Topps Company, Inc. was founded as Topps Chewing Gum, Inc. in Brooklyn in 1938 by the four sons of Morris Shorin, Abram, Ira, Joseph, and Phillip. Topps began first printing cards in 1949 and issuing them as ‘freebies’ inside packs of gum.

•Lawrence Taylor was a Hall of Fame professional football player who played 13 seasons in the NFL as a linebacker for the New York Giants., winning two Super Bowls, an MVP, and being named to 10 Pro Bowls.

•The Underlying Asset is a 1982 Topps #434 Lawrence Taylor Rookie Card graded BGS 10.

Asset Description

Overview & Authentication

•Lawrence Taylor was born on February 4, 1959, in Williamsburg, Virginia.

•In his senior season at the University of North Carolina, Taylor set the UNC single-season record for sacks (16) and was named the ACC Player of the Year.

•Taylor was drafted by the New York Giants as the second overall pick in the 1981 NFL Draft.

•In his rookie season in 1981, Taylor started all 16 games and is named the NFL AP Defensive Player of the Year.

•Taylor led the NFL with 20.5 sacks in 1986 and was named the NFL MVP.

•In January 1987, Taylor recorded four solo tackles in Super Bowl XXI against the Broncos, his first Super Bowl victory.

•Taylor announced his retirement on January 15, 1994.

•Taylor was inducted into the Pro Football Hall of Fame in August 1999, saying: "Anybody can quit. A Hall of Famer never quits. A Hall of Famer realizes that the crime is not being knocked down. The crime is not getting up again."

•In December 2019, Taylor was named to the NFL 100 All-Time Team.

•The NFL named Lawrence Taylor the top defensive player of all time, writing “Lawrence Taylor – not J.J. Watt, or anybody else, for that matter – remains the baddest mother we’ve seen. He was named Defensive Player of the Year in each of his first two seasons, partially because no one knew how to block him.”

•No defensive player has won the NFL MVP since Taylor in 1986.

•The Underlying Asset has been issued a grade of BGS PRISTINE 10 by Beckett Grading Services (BGS) with Certification No. 0006653155.

Notable Features

•The Underlying Asset is a 1982 Topps #434 Lawrence Taylor Rookie Card graded BGS 10.

•The Underlying Asset’s BGS Condition Report consists of the following grades: Centering: 10, Corners: 10, Edges: 10, Surface: 9.5.

•The Underlying Asset is 1 of 18 1982 Topps #434 Lawrence Taylor Rookie Card examples graded BGS 10 with 0 graded higher.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from BGS.

Details

Series 1982 Lawrence Taylor Rookie Card
Sport	Football
Professional League	NFL
Player	Lawrence Taylor
Team	New York Giants
Year / Season	1982
Memorabilia Type	Trading Card
Manufacturer	Topps
Rarity	1 of 18 (BGS 10)
Number in Set	#434
Authentication	Beckett Grading Services (BGS)
Grade	10
Grade (Centering)	10
Grade (Corners)	10
Grade (Edges)	10
Grade (Surface)	9.5
Certification No.	0006653155

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1982 Lawrence Taylor Rookie Card going forward.

#82TAYLOR | $13K

COMPARABLE ASSET VALUE

ASSET VALUE

+2117.4%

TRANSACTIONS

16

#82TAYLOR | *Visuals*

BGS assigned #82TAYLOR with grades of 10 for 3 of its 4 sub-grades — missing out on a 'Black Label' by just .5.

LAUNCH GALLERY ›

#82TAYLOR | *Timeline*

Feb. 1959	Lawrence Taylor is born in Williamsburg, Virginia.
Dec. 1980	After his senior season at UNC, Taylor is named the ACC Player of the Year.
Apr. 1981	The New York Giants draft Taylor with the 2nd overall pick in the NFL Draft.
Dec. 1981	Taylor is named the NFL AP Defensive Player of the Year in his rookie season.
Oct. 1982	Topps releases their 1982 NFL set. #82TAYLOR is printed.
Dec. 1986	After leading the NFL with 20.5 sacks, Taylor is named the NFL MVP.